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                    Registration No.  33-
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                           FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                   FIRST INDIANA CORPORATION
       (Exact name of registrant as specified in its charter)

          Indiana                                35-1692825
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)                Identification No.)

135 North Pennsylvania Street
Suite 2800
Indianapolis, Indiana                              46204
(Address of principal executive offices)     (Zip Code)

              First Indiana Corporation 401(k) Plan
        First Indiana Corporation 1992 Stock Option Plan
    First Indiana Corporation 1992 Director Stock Option Plan
 First Indiana Corporation 1991 Stock Option and Incentive Plan
       First Indiana Corporation 1989 Stock Option Plan
 First Indiana Corporation 1987 Stock Option and Incentive Plan
                  (Full title of the plans)

                     Robert H. McKinney
                          Chairman
                  First Indiana Corporation
           135 North Pennsylvania Street, Suite 2800
                 Indianapolis, Indiana 46204
            (Name and address of agent for service)

                        (317) 269-1317
   (Telephone number, including area code, of agent for service)


                CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------
----------------------------------------------------------------
                              Proposed    Proposed
 Title of                     Maximum      Maximum
Securities      Amount        Offering    Aggregate    Amount of
  to be         to be         Price per   Offering   Registration
registered    registered (1)    Share       Price         Fee
----------------------------------------------------------------
Common Stock,        6,249    $ 5.76    $   35,994.24  $   12.41
par value
$.01 per share
----------------------------------------------------------------
Common Stock,       98,555    $ 5.88    $  579,503.40  $  199.83
par value
$.01 per share
----------------------------------------------------------------
Common Stock,       44,779    $ 6.72    $  300,914.88  $  103.76
par value
$.01 per share
----------------------------------------------------------------
Common Stock,       96,245    $ 7.56    $  727,612.20  $  250.90
par value
$.01 per share
----------------------------------------------------------------
Common Stock,       12,492    $10.56    $  131,915.52  $   45.49
par value
$.01 per share
----------------------------------------------------------------
Common Stock,       47,874    $12.15    $  581,669.10  $  200.58
par value
$.01 per share
----------------------------------------------------------------
Common Stock,       93,183    $12.60    $1,174,105.80  $  404.86
par value
$.01 per share
----------------------------------------------------------------
Common Stock,       48,300    $12.94    $  625,002.00  $  215.52
par value
$.01 per share
----------------------------------------------------------------
Common Stock,        1,000    $15.25    $   15,250.00  $    5.26
par value
$.01 per share
----------------------------------------------------------------
Common Stock,       12,492    $15.50    $  193,626.00  $   66.77
par value
$.01 per share
----------------------------------------------------------------
Common Stock,       16,656    $15.94    $  265,496.64  $   91.55
par value
$.01 per share
----------------------------------------------------------------
Common Stock,        2,316    $17.62    $   40,807.92  $   14.07
par value
$.01 per share
----------------------------------------------------------------
Common Stock,      298,965    $26.66(2) $7,970,406.90  $2,748.42
par value
$.01 per share
----------------------------------------------------------------
Total                                  $12,642,304.60  $4,359.42
----------------------------------------------------------------
----------------------------------------------------------------
(1)  Any additional shares to be issued as a result of stock dividends, stock splits or similar transactions prior to the termination of this Registration Statement shall be covered by this registration Statement as provided in Rule 416.
(2)  Determined pursuant to Rule 457(c) and (h) using average of reported high and low prices for December 4, 1995.


In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

 PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, all of which are on file with the Securities and Exchange Commission (the Commission ), are hereby incorporated by reference in this registration statement:

  (a)  The Annual Report on Form 10-K for First Indiana
       Corporation (the "Company") for the year ended
       December 31, 1994;

  (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and
       September 30, 1995;

  (c)  The Company's Proxy Statement dated March 16, 1995;
       and

  (d) The description of the Common Stock of the Company contained in the Registration Statement on Form S-4, File
       No. 33-3273, as amended.

     All documents subsequently filed by the Company and the First Indiana Corporation 401(k) Plan (the "Plan") pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents.

     For purposes of this Registration Statement, any statement contained in a report, document or appendix incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any subsequently filed report, document or appendix which also is or is deemed incorporated by reference modifies or supersedes such statement in such report, document or appendix. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Upon the written or oral request of any person to whom this Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all of the information (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such information) that has been incorporated by reference into this Registration Statement but not delivered herewith. Requests should be directed to Investor Relations Department, First Indiana Corporation, 135 North Pennsylvania Street, Indianapolis, Indiana 46204, (317) 269-1231.

Item 4.  Description of Securities.
         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Certain legal matters with respect to the Common Stock offered hereby will be passed on for the Company by Bose McKinney
& Evans, Indianapolis, Indiana.  David A. Butcher, a partner in
Bose McKinney & Evans, is the Secretary of the Company.

Item 6.  Indemnification of Directors and Officers.

     The Company is an Indiana corporation. Chapter 37 of The Indiana Business Corporation Law (the "IBCL") requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The Company's Articles of Incorporation do not contain any provision prohibiting such indemnification.

     The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if
(i) the individual's conduct was in good faith and (ii) the individual reasonably believed (A) in the case of conduct in the individual 's official capacity with the corporation that the conduct was in the corporation's best interests and (B) in all other cases that the individual's conduct was at least not opposed to the corporation's best interests and (iii) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual's conduct was lawful or (B) had no reasonable cause to believe the individual's conduct was unlawful. The Company's bylaws contain a provision substantially identical to this IBCL provision. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

     The Company has in effect a policy of liability insurance covering its directors and officers.

Item 7.  Exemption from Registration Claimed.
         Not applicable.

Item 8.  Exhibits.

3     Articles of Incorporation and Bylaws of First Indiana
      Corporation, incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended
      December 31, 1994.

5 Opinion and consent of Bose McKinney & Evans regarding the legality of the securities being registered.

23.1  Consent of KPMG Peat Marwick LLP.

23.2  Consent of Bose McKinney & Evans (included in Exhibit 5).

24    Powers of Attorney.

Pursuant to the instructions for Form S-8, the Registrant hereby undertakes that it will submit the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS to order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings.

A.  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)  To include any prospectus required by section
             10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 to Regulation S-X at the start of any delayed offering or throughout a continuous offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on December 8, 1995.

                                        FIRST INDIANA CORPORATION

                                        By:  /s/Kenneth L. Turchi
                                             --------------------
                                             Kenneth L. Turchi

                                        FIRST INDIANA CORPORATION
                                        401(K) PLAN
                                        By:  First Indiana
                                             Corporation,
                                             Plan Administrator

                                        By:  /s/Kenneth L. Turchi
                                             --------------------
                                             Kenneth L. Turchi

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on December 8, 1995, by the following persons in the capacities indicated.

     Signature                                  Title
     ---------                                  -----
Robert H. McKinney*
------------------------
Robert H. McKinney                 Director, Chairman and Chief
                                   Executive Officer
                                   (Principal Executive Officer)

Owen B. Melton, Jr.*
------------------------
Owen B. Melton, Jr.                Director, President and Chief
                                   Operating Officer

Marni McKinney Jakubovie*
------------------------
Marni McKinney Jakubovie           Director and Vice Chairman

H. J. Baker*
------------------------
H. J. Baker                        Director

Gerald L. Bepko*
------------------------
Gerald L. Bepko                    Director

Douglas W. Huemme*
------------------------
Douglas W. Huemme                  Director

Phyllis W. Minott*
------------------------
Phyllis W. Minott                  Director

Michael L. Smith*
------------------------
Michael L. Smith                   Director

John W. Wynne*
------------------------
John W. Wynne                      Director


David L. Gray*
------------------------
David L. Gray                      Senior Vice President and
                                   Chief Financial Officer
                                   (Principal Financial Officer
                                   and Principal Accounting
                                   Officer)


*By:  /s/Kenneth L. Turchi
      ------------------------
         Attorney-in-Fact